As filed with the Securities and Exchange Commission on March 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCYNEXIS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	56-2181648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(201) 884-5485

(Address of principal executive offices) (Zip code)

SCYNEXIS, Inc. 2014 Equity Incentive Plan

SCYNEXIS, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Marco Taglietti, M.D.

Chief Executive Officer

SCYNEXIS, Inc.

1 Evetrust Plaza, 13th Floor

Jersey City, NJ 07302-6548

(201) 884-5485

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for future grant under Registrant’s 2014 Equity Incentive Plan	786,547 shares	$8.57	$6,740,707.79	$735.41
Common Stock, par value $0.001 per share, reserved for future grant under Registrant’s 2014 Employee Stock Purchase Plan	2,941 shares	$8.57	$25,204.37	$2.75
Total	789,488 shares		$6,765,912.16	$738.16

(1)

Represents additional shares issuable under the Registrant’s 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan (collectively, the “Plans”) by reason of the automatic share increase provisions of each of the Plans. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price is based upon $8.57, which is the average of the high and low selling prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on March 22, 2021.

EXPLANATORY NOTE

SCYNEXIS, Inc. (the “Registrant ”) is filing this Registration Statement on Form S-8 for the purpose of registering an aggregate of 789,488 additional shares of its Common Stock, issuable to eligible persons under the SCYNEXIS, Inc. 2014 Equity Incentive Plan and the SCYNEXIS, Inc. 2014 Employee Stock Purchase Plan (collectively, the “Plans” ), which Common Stock is in addition to the shares of Common Stock previously registered on the following Form S-8s (collectively, the “Prior Form S-8s” ) pursuant to the Plans:

•	the Registrant’s Form S-8 filed on May 16, 2014 (File No. 333-196007);

•	the Registrant’s Form S-8 filed on December 18, 2014 (File No. 333-201048);

•	the Registrant’s Form S-8 filed on March 17, 2015 (File No. 333-202830);

•	the Registrant’s Form S-8 filed on June 6, 2015 (File No. 333-204771);

•	the Registrant's Form S-8 filed on March 7, 2016 (File No. 333-209997);
•	the Registrant's Form S-8 filed on March 13, 2017 (File No. 333-216652);
•	the Registrant's Form S-8 filed on March 13, 2018 (File No. 333-223624);
•	the Registrant's Form S-8 filed on March 14, 2019 (File No. 333-230278); and
•	the Registrant's Form S-8 filed on March 11, 2020 (File No. 333-237077)

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s are incorporated herein by reference and made a part hereof.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed by SCYNEXIS, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K filed on March 29, 2021.

(b)The Registrant’s Current Reports on Form 8-K filed on February 17, 2021 and February 23, 2021.

(c)The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on March 19, 2014, (File No. 001-36365) under the Exchange Act of 1934, as amended (the “Exchange Act”), including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2021.

(d)The other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of SCYNEXIS, Inc., as currently in effect (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36365), filed with the Securities and Exchange Commission on May 12, 2014, and incorporated herein by reference).

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of SCYNEXIS, In. (Filed with the SEC as Exhibit 3.2 to our Form 10-Q, filed with the SEC on August 7, 2019, SEC File No. 001-36365, and incorporated by reference here).

4.3

Certificate of Amendment of Amended and Restated Certificate of Incorporation of SCYNEXIS, Inc. (Filed with the SEC as Exhibit 3.1 to our Form 8-K, filed with the SEC on July 16, 2020, SEC File No. 001-36365, and incorporated by reference here).

4.4

Amended and Restated Bylaws of SCYNEXIS, Inc., as currently in effect (Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194192), filed with the Securities and Exchange Commission on February 27, 2014, and incorporated herein by reference).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.3

SCYNEXIS, Inc. 2014 Equity Incentive Plan (Filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q (File No. 001-36365), filed with the Securities and Exchange Commission on August 10, 2020, and incorporated herein by reference).

99.4

SCYNEXIS, Inc. 2014 Employee Stock Purchase Plan (Filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q (File No. 001-36365), filed with the Securities and Exchange Commission on August 10, 2020, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 23rd day of March, 2021.

SCYNEXIS, INC.

By:	/s/ Marco Taglietti
Marco Taglietti, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Marco Taglietti, M.D. and Eric Francois, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Marco Taglietti	Director, Chief Executive Officer and President (Principal Executive Officer)	March 23, 2021
Marco Taglietti, M.D.

/s/ Eric Francois	Chief Financial Officer (Principal Financial and Accounting Officer )	March 24, 2021
Eric Francois

/s/ Guy Macdonald	Chairman of the Board of Directors	March 24, 2021
Guy Macdonald

/s/ Armando Anido	Director	March 24, 2021
Armando Anido

/s/ Steven C. Gilman	Director	March 24, 2021
Steven C. Gilman, Ph.D.

/s/ Ann F. Hanham	Director	March 24, 2021
Ann F. Hanham, Ph.D.

/s/ David Hastings	Director	March 25, 2021
David Hastings

/s/ Brian Philippe Tinmouth	Director	March 25, 2021
Brian Philippe Tinmouth